[BARCLAYS GLOBAL INVESTORS LETTERHEAD]

October 30, 1998


Lynn Wytas
Gerber Scientific Deferred Compensation Plan
83 Gerber Road West
South Windsor, CT  06074

Re:MasterWorks Growth Stock-Mutual Fund and MasterWorks Short-Intermediate Term
   - Mutual Fund

Dear Ms. Wytas:

         Your plan offers the MasterWorks Growth Stock Mutual Fund and/or the MasterWorks Short-Intermediate Term Mutual Fund as plan options. The Board of Directors for these funds has authorized the merger or liquidation of these funds.

         You will be receiving a proxy outlining a proposed merger of these assets with successor funds. It will propose that the assets of the MasterWorks Growth Stock Fund will be transferred to the Large Company Growth Fund of the Norwest Advantage Funds and the assets of the MasterWorks Short-Intermediate Term Fund will be transferred to the Short-Intermediate U.S. Government Income Fund of the Stagecoach Funds. In the absence of 50.1% of the shareholders approving the merger, the funds will be liquidated.

         The merger or liquidation will occur either on the weekend of December 4, 1998 or December 11, 1998, pursuant to the proxy.

         Please feel free to contact your client representative at Merrill Lynch should you have questions or require additional explanation regarding this transfer or liquidation of assets.



Sincerely,


/s/Lawrence G. Tint
Lawrence G. Tint
Managing Director


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                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                                     Writer's Direct Dial Number
                                                     (202) 887-1583
                                November 3, 1998

Via EDGAR

Division of Investment Management
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                              Re:   MasterWorks Funds Inc.
                              SEC Reg. Nos. 33-54126; 811-7332

Dear Sir/Madame:

         In connection with a shareholders meeting of two series of MasterWorks Funds Inc. (the "Company"), an investment company registered under the Investment Company Act of 1940, as amended, we are transmitting herewith pursuant to Rule 14a-6(b) of Regulation 14A a letter dated October 30, 1998 sent to shareholders of the Company's Growth Stock and Short-Intermediate Term Funds in connection with proxy solicitations registered on Form N-14 (the "Statements") dated October 26, 1998.

         The Statements on Form N-14 were registered under File Nos. 333-63893 and 333-63819 of the acquiring funds' registrants -- Norwest Advantage Funds and Stagecoach Funds, Inc., respectively.

         Please  contact the  undersigned at the number set forth above or Marco
E. Adelfio at (202) 887-1530, if you have any questions or comments regarding this filing.


                                                     Very truly yours,


                                                     /s/ Emile R. Molineaux
                                                     Emile R. Molineaux